2020 Governance and Executive Compensation Overview Exhibit 99.1

Overview of Sabre's Governance Program

Independent Chairman of the Board: Karl Peterson

Board and committee composition:

- All directors are independent, other than CEO
- Ongoing focus on Board refreshment, including through recent Board additions:
  - 2020: Gail Mandel (former CEO of Wyndham Destination Network), Gregg Saretsky (former President and CEO of WestJet) and John Scott (Chairman of Park House and A&O Hotels)
  - 2019: John Siciliano (former financial services CEO and global consultant)
  - 2017: Hervé Couturier (former EVP of R&D at Amadeus)
  - 2016: Sean Menke (CEO of Sabre) and Zane Rowe (CFO of VMware)
  - 2015: Renée James (former President of Intel)
  - 2014: George Bravante, Jr. (former Chairman of ExpressJet Holdings)
- Committee refreshment:
  - Rotation of committee chairs in April 2020 for Audit Committee (George Bravante, Jr.) and Compensation Committee (John Siciliano)

©2020 Sabre GLBL Inc. All rights reserved.
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Governance and Nominating Committee considers on an ongoing basis the overall composition of Board and committees Consideration includes attributes of current directors Director Attributes Number of Directors

Governance structure: Majority voting standard for non-contested elections Board recommended adoption, and stockholders approved in May 2017 Declassified Board Board recommended adoption, and stockholders approved in May 2018 All directors to be annually elected by 2021 annual meeting Elimination of supermajority voting provisions Board recommended adoption, and stockholders approved in April 2019 Proxy access Board implemented proxy access in February 2020 Generally permit a stockholder or group of up to 20 stockholders owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to the greater of 20% of the Board of Directors or two individuals Recommendation for annual say-on-pay votes Board anticipated to recommend that stockholders vote in favor of annual say-on-pay votes at 2021 annual meeting Evolution of Sabre’s Governance Program

The Compensation Committee’s strategy for Sabre’s executive compensation program is designed to advance three principal objectives: Pay for performance Link a significant portion of the target total direct compensation opportunities of Sabre’s executive officers to its annual and long‑term strategy and performance, including through grants of equity-based awards Attract, motivate, and retain Set compensation at market competitive levels that enable Sabre to hire, incentivize, and retain high‑caliber executive officers and that reinforce its succession planning process Long‑term equity ownership Provide opportunities, consistent with the interests of Sabre’s stockholders, for executive officers to accumulate and hold a significant equity stake in the organization, including through performance-based equity awards, if Sabre achieve its strategic and growth objectives Sabre’s Executive Compensation Strategy

Continued our ongoing, proactive stockholder engagement program in fall of 2019 Received feedback on performance-based restricted stock unit (PSU) awards, including on the use of similar metrics for annual incentive plan and for PSU awards, as well as on the use of one-year performance periods for PSUs Compensation Committee approved changes to PSU awards granted in March 2020, after considering stockholder feedback and market compensation practices Approximately one-half of these PSUs to be earned based on Adjusted Free Cash Flow metric and approximately one-half of these PSUs to be earned based on Adjusted EBITDA metric Adjusted Free Cash Flow PSUs were designed to include a transitional approach to facilitate the move from a one-year performance measurement period to a three-year performance measurement period 16.67% of these PSUs had a one-year performance measurement period 33.33% of these PSUs had a two-year performance measurement period 50% of these PSUs had a three-year performance measurement period Adjusted EBITDA PSUs were designed to contain three consecutive one-year performance periods Changes to 2020 Executive Compensation Program

Grant of long-term performance-based cash incentive awards Granted in March 2020 to certain executive officers, other than the CEO Designed to align performance with Sabre’s key strategic initiatives announced in February 2020 Strategic initiatives are intended to address expectations of how the retailing, distribution and fulfillment of travel will continue to evolve over the coming years Awards are payable in March 2022 based on Compensation Committee’s determination of the extent to which these initiatives have been achieved by December 2021 Determination is based on the achievement of certain milestones for these initiatives, which have been refined to reflect the impact of the COVID-19 pandemic Changes to 2020 Executive Compensation Program

COVID-19 pandemic resulted in a sudden and severe disruption in global travel and represents a massive challenge to the travel industry Sabre is a mission-critical technology solutions provider to the global travel industry Beginning in March 2020, Sabre experienced a rapid decline in airline and hotel bookings, exacerbated by significant bookings cancellations The direct and severe impact of the COVID-19 pandemic on Sabre placed it at a disadvantage compared to many other technology companies with which it competes for talent, impacting Sabre’s ability to accomplish its executive compensation objectives Global outlook remains uncertain, including the recovery trajectory for the travel industry Challenges of COVID-19 Pandemic

Base salary Implemented base salary reductions of 25% for CEO and 20% for other executive officers from March 16 through July 6 Annual cash incentive plan Replaced previously approved metrics for 2020 (revenue and pre-tax/pre-annual incentive Adjusted EPS) with expense reduction metric Payments capped at 50% of original target annual cash incentive opportunity, payable (if at all) in December 2020 Executive Compensation Actions in Response to COVID-19

Equity Awards Granted time-based restricted stock unit awards to executive officers in June 2020 Compensation Committee approved in recognition of the fact that, as a technology solutions provider, Sabre directly competes for executive and key employee talent within the technology industry, as well as considering the numerous challenges facing the travel industry in today’s environment 50% of the awards vest on each of the first and second anniversaries of the grant date Executive Compensation Actions in Response to COVID-19

Equity Awards (continued) Updated metrics with respect to PRSUs with 2020 performance periods In light of the significant uncertainty related to the impact of COVID-19 on Sabre’s financial results, the Compensation Committee approved in July 2020 amending outstanding PRSUs with 2020 performance periods to replace the financial performance metrics with the following metrics and weightings: Achieve expense reduction targets for 2020 (25%) Maintain capital structure/liquidity through 2020 that seeks to provide operational flexibility to manage the business through the COVID-19 pandemic (25%) Negotiate a new deal structure for technology infrastructure services that achieves significant incremental cost savings over the contract term (20%) Utilize a systematic process to review and address customer concession requests that seeks to minimize disruption to the business (15%) Design programs by the end of 2020 for implementation in 2021 that enable employees to “work from anywhere” (to the extent allowed under local laws) and further Sabre’s diversity and inclusion initiatives (15%) Executive Compensation Actions in Response to COVID-19

Sabre is continuing its ongoing, proactive stockholder engagement program Will engage with stockholders regarding considerations resulting from the impact of the COVID-19 pandemic on its executive compensation program and actions taken in response to the pandemic Will seek input on other aspects of its executive compensation program, including the structure of the long-term equity and cash award programs, share refreshment for its omnibus incentive compensation plan, and financial performance metrics for outstanding PSUs Results of engagement program will be shared with Governance and Nominating Committee, Compensation Committee and full Board of Directors Stockholder Engagement